UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2020

Commission file number:   000-53662

IronClad Encryption Corporation

(Exact name of registrant as specified in its charter)

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Riverway, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	IRNC	OTCIQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events and Information.

On April 15, 2020 Mr. Daniel M. Lerner, Vice President and Chief Technology Officer of IronClad Encryption Corporation (“IronClad”) filed a petition in District Court of Harris County, Texas, for breach of his employment agreement due to non-payment of a portion of his compensation.

IronClad believes the petition is procedurally and legally deficient.  IronClad believes the cause of action is without merit and any damages claimed are outside the scope of Mr. Lerner’s employment agreement.

Mr. Lerner’s employment agreement states that “…any controversy or claim arising out of or relating to this Agreement…shall be resolved by mediation and, if necessary, final and binding arbitration, to be held in Houston, Texas.”  In responding to the petition, IronClad incurred significant legal fees in order to convince the District Court to act in accordance with the plain text of the employment agreement and to compel mediation and arbitration in this matter.

Mr. Lerner and IronClad have agreed that mediation would not be effective in this matter, and a date for starting arbitration has not yet been set.

IronClad believes it will prevail in this matter; however, the costs of litigation and arbitration have been and will continue to be material to the financial position and limited liquidity of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IronClad Encryption Corporation

Date:  May 14, 2020

/s/ David G. Gullickson

By: ______________________

David G. Gullickson,

Vice President, Treasurer, and

Principal Financial and Accounting Officer